Exhibit 99.2

The Hillman Group and Landcadia III Complete Business Combination,

Combined Company Will Begin Trading on Nasdaq as “HLMN”

CINCINNATI and HOUSTON, July 14, 2021-- HMAN Group Holdings Inc., the parent company of The Hillman Group, Inc., a leader in the hardware and home improvement industry, and Landcadia Holdings III, Inc. (Nasdaq: LCY) (“Landcadia III”) announced today that they have completed their previously announced business combination (the “Business Combination”). The Business Combination was approved at a special meeting of Landcadia III stockholders on July 13, 2021 and the combined company changed its name to Hillman Solutions Corp. (“Hillman” or the “Company”) on July 14, 2021.

Beginning on Thursday, July 15, 2021, Hillman’s common stock and warrants will trade on Nasdaq under the ticker symbols “HLMN” and “HLMNW,” respectively. Hillman’s Chairman, Chief Executive Officer and President Doug Cahill will continue to lead the combined company in these roles along with the current management team, and will be a significant equity holder in the Company. The combined company’s board of directors will initially consist of 10 members, including Mr. Cahill, Joseph Scharfenberger, Richard Zannino, Aaron Jagdfeld, David Owens, Philip Woodlief, Diana Dowling, John Swygert, Daniel O’Leary and Teresa Gendron.

Commenting on Hillman’s public listing, Mr. Cahill said: “Hillman has been building real, sustainable value for our shareholders, customers, suppliers, employees and communities in which we work for more than a half century. Today starts our next chapter and we believe the best is yet to come for all our stakeholders. Our merger with Landcadia, PIPE investment and public listing provide us with a much stronger capital position, which we will use to expand in existing and adjacent product categories and retail channels, organically and through sensible, accretive acquisitions. With this strengthened capital position and home improvement spending expected to remain strong, Hillman’s 1,100 field sales and service team remain laser focused on solving complex issues, including labor and logistics challenges for best in class retailers – from big box stores, to your local hardware store. We look forward to expanding our leading market position and turbo-charging Hillman’s next phase of growth.”

Barclays and Jefferies acted as financial advisors to Hillman and Ropes & Gray LLP acted as legal advisor to Hillman. Jefferies acted as capital markets advisor to Landcadia III and White & Case LLP acted as legal advisor to Landcadia III. Jefferies and Barclays acted as placement agents for the PIPE. Latham & Watkins LLP acted as legal advisor to the placement agents for the PIPE.

About Hillman

Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading North American provider of complete hardware solutions, delivered with industry best customer service to over 40,000 locations. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & Industrial customers. Leveraging a world-class distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency. For more information on Hillman, visit https://www.hillmangroup.com/us/en.

Landcadia Holdings III, Inc.

Landcadia III was a blank check company whose business purpose was to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Landcadia III’s sponsors were TJF, LLC, which is wholly-owned by Mr. Fertitta, and Jefferies Financial Group Inc. Landcadia III’s management team wa led by Mr. Fertitta, its Chief Executive Officer and Co-Chairman of its Board of Directors and the sole shareholder, Chairman and Chief Executive Officer of Fertitta Entertainment, Inc., and Mr. Handler, Landcadia III’s President other Co-Chairman of its Board of Directors and the Chief Executive Officer of Jefferies Financial Group Inc. Landcadia III raised $500,000,000 in its initial public offering in October 2020 and was listed on Nasdaq under the ticker symbol "LCY."

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  The Company's and Landcadia III’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements include, without limitation, the Company's expectations with respect to future performance and anticipated financial impacts of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.  Most of these factors are outside the Company's control and are difficult to predict.  Factors that may cause such differences include, but are not limited to: (1) the risk that the business combination disrupts the Company’s current plans and operations; (2) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees; (3) changes in applicable laws or regulations; (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (5) the outcome of any legal proceedings that may be instituted against the Company relating to the business combination and related transactions; (6) the impact of COVID-19 on the Company’s business and/or the ability of the parties to complete the proposed business combination; (7) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; or (8) other risks and uncertainties indicated from time to time in the registration statement containing the proxy statement/prospectus relating to the business combination, including those under "Risk Factors" therein, and in Landcadia III’s or the Company's other filings with the SEC.  The foregoing list of factors is not exclusive, and readers should also refer to those risks that will be included under the header “Risk Factors” in the definitive proxy statement/prospectus filed by Landcadia III with the SEC.   Readers are cautioned not to place undue reliance upon any forward-looking statements in this press release, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this press release to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

Investor Relations
Rodny Nacier / Brad Cray
IR@hillmangroup.com
(513) 826-5495

Public Relations
Doug Donsky / Phil Denning
media@hillmangroup.com